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                                                              Exhibit (a)(1)(iv)

                         Notice of Guaranteed Delivery
                            Regarding the Offer by

                        THE SOUTHERN AFRICA FUND, INC.

          To Purchase for Cash 228,270 of Its Issued and Outstanding
                      Shares at Net Asset Value Per Share

  This form must be used to accept the Offer (as defined below) if a Stockholder's certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Each term used in this form that is not otherwise defined herein shall have the meaning specified in the Offer to Purchase dated May 15, 2001. This form may be delivered by hand, overnight courier or mail to the Depositary at the appropriate address set forth below and must bear original signatures (not photocopies or facsimiles). Tenders using this form may be made only by or through an Eligible Institution as defined in Section 4(b) of the Offer to Purchase.

                             Depositary Addresses:

                             By First Class Mail:

                         EquiServe Trust Company, N.A.
                            Attn: Corporate Actions
                                P.O. Box 43025
                           Providence, RI 02940-3025

                      By Registered, Certified Or Express
                          Mail Or Overnight Courier:

                         EquiServe Trust Company, N.A.
                            Attn: Corporate Actions
                              40 Campanelli Drive
                              Braintree, MA 02184

                                   By Hand:

                             Securities Transfer &
                           Reporting Services, Inc.
                       c/o EquiServe Trust Company, N.A.
                         100 William Street, Galleria
                              New York, NY 10038

                                 By Facsimile:

                         EquiServe Trust Company, N.A.
                                (781) 575-4826

   Depositary Telephone Number to Confirm Receipt of Notices: (781) 575-4816

                   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
                    OTHER THAN AS SET FORTH ABOVE DOES NOT
                          CONSTITUTE VALID DELIVERY.
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Ladies and Gentlemen:

  The undersigned hereby tenders to The Southern Africa Fund, Inc. (the "Fund"), upon the terms and subject to the conditions set forth in its Offer to Purchase dated May 15, 2001 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer"), receipt of which are hereby acknowledged, (i) the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 4(e) of the Offer to Purchase and (ii) all Shares held in the name(s) of the registered holder(s) by the Fund's transfer agent pursuant to the Fund's Dividend Reinvestment Plan.


                    (Please Print Except for Signature(s))
 Number of Shares Tendered: _________________________________________________
 Certificate Nos. (if available): ___________________________________________
                      _______________________________________________________
 If Shares will be tendered by book-entry transfer to The Depository Trust Company, please check box: [_]
 DTC Participant Number: ____________________________________________________
 Name(s) of Record Holder(s): _______________________________________________
 Address: ___________________________________________________________________
 Telephone Number, including Area Code: _____________________________________


  If the undersigned is the beneficial owner of the Shares being tendered, the undersigned hereby represents and warrants that all Shares owned by the undersigned as of the date of purchase of Shares by the Fund pursuant to the Offer and all Shares attributed to the undersigned for federal income tax purposes as of such date under Section 318 of the Internal Revenue Code of 1986, as amended, have been or will be tendered pursuant to the Offer.

Dated: _______________, 2001

                                 Individual(s)

 Signature(s) _______________________________________________________________
          ___________________________________________________________________

                                    Entity
 Name of Firm _______________________________________________________________
 Authorized Signature _______________________________________________________
 Name: ______________________________________________________________________
 Title: _____________________________________________________________________

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                                   GUARANTEE

   The undersigned, an Eligible Institution as defined in Section 4(b) of the Offer to Purchase, hereby, with respect to the Shares tendered hereby pursuant to the guaranteed delivery procedures set forth in Section 4(e) of the Offer to Purchase: (a) represents that the person(s) named on the previous page "own(s)" such Shares within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary certificates representing such Shares, in proper form for transfer (or to tender Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees, any other required documents, and the $25.00 Processing Fee payable to EquiServe Trust Company, N.A., prior to 5:00 P.M. Eastern Time on the second New York Stock Exchange trading day after the date of execution of this Guarantee.

                      (Please Print Except for Signature)

 Name of Firm: ______________________________________________________________
 Authorized Signature: ______________________________________________________
 Name: ______________________________________________________________________
 Title: _____________________________________________________________________
 Address: ___________________________________________________________________

     ----------------------------------------------------------------------
                               (Include Zip Code)
 Telephone Number, including Area Code: _____________________________________

 Dated: _______________, 2001